Exhibit 99.1

Oaktree Specialty Lending Corporation Announces Fourth Fiscal Quarter and Full Year 2025 Financial Results

LOS ANGELES, CA, November 18, 2025 - Oaktree Specialty Lending Corporation (NASDAQ: OCSL) (“Oaktree Specialty Lending” or the “Company”), a specialty finance company, today announced its financial results for the fiscal quarter and year ended September 30, 2025.

Financial Highlights for the Quarter and Year Ended September 30, 2025

•

Total investment income was $77.3 million ($0.88 per share) and $316.8 million ($3.68 per share) for the fourth fiscal quarter of 2025 and full year, as compared with $75.3 million ($0.85 per share) and $381.7 million ($4.75 per share) for the third fiscal quarter of 2025 and full year of 2024. Adjusted total investment income was $76.9 million ($0.87 per share) and $315.4 million ($3.66 per share) for the fourth fiscal quarter of 2025 and full year, as compared with $74.3 million ($0.84 per share) and $385.9 million ($4.80 per share) for the third fiscal quarter of 2025 and full year of 2024. The increase for the quarter was driven by higher prepayment fees and higher dividend income. The decrease for the year was driven by (i) lower interest income primarily attributable to lower reference rates and tightening spreads, a smaller average portfolio, and the impact of certain investments being placed on non-accrual status, (ii) lower prepayment and amendment fees and (iii) lower dividend income primarily from the Company’s investment in Senior Loan Fund JV I, LLC (“SLF JV I”).

•

GAAP net investment income was $35.8 million ($0.41 per share) and $152.6 million ($1.77 per share) for the fourth fiscal quarter and full year, as compared with $33.5 million ($0.38 per share) and $175.1 million ($2.18 per share) for the third fiscal quarter of 2025 and full year of 2024. The increase for the quarter was primarily driven by higher total investment income and lower interest expense, partially offset by higher Part I incentive fees (net of fees waived). The decrease for the year was primarily driven by lower total investment income, partially offset by lower Part I incentive fees (net of fees waived), management fees (net of fees waived) and interest expense.

•

Adjusted net investment income was $35.4 million ($0.40 per share) and $151.3 million ($1.76 per share) for the fourth fiscal quarter and full year, as compared with $32.5 million ($0.37 per share) and $179.3 million ($2.23 per share) for the third fiscal quarter of 2025 and full year of 2024. The increase for the quarter was primarily driven by higher total investment income and lower interest expense, partially offset by higher Part I incentive fees (net of fees waived). The decrease for the year was primarily driven by lower total investment income, partially offset by lower Part I incentive fees (net of fees waived), management fees (net of fees waived) and interest expense.

•

Net asset value (“NAV”) per share was $16.64 as of September 30, 2025, down as compared with $16.76 and $18.09 as of June 30, 2025 and September 30, 2024, respectively. The decrease from June 30, 2025 and September 30, 2024 primarily reflected unrealized depreciation on certain debt and equity investments.

•

Originated $208.2 million of new investment commitments and received $177.0 million of proceeds from prepayments, exits, other paydowns and sales during the quarter ended September 30, 2025. The weighted average yield on new debt investments was 9.7%.

•

Total debt outstanding was $1,495.0 million as of September 30, 2025. The total debt to equity ratio was 1.02x, and the net debt to equity ratio was 0.97x, after adjusting for cash and cash equivalents.

•

Liquidity as of September 30, 2025 was composed of $79.6 million of unrestricted cash and cash equivalents and $615 million of undrawn capacity under the Company’s credit facility (subject to borrowing base and other limitations). Unfunded investment commitments were $286.0 million, or $258.9 million excluding unfunded commitments to the Company’s joint ventures. Of the $258.9 million, approximately $246.9 million can be drawn immediately with the remaining amount subject to certain milestones that must be met by portfolio companies or other restrictions.

•	A quarterly cash distribution was declared of $0.40 per share payable in cash on December 31, 2025 to stockholders of record on December 15, 2025.

“Our fourth quarter results demonstrate progress in stabilizing the investment portfolio despite an uneven market environment, and we fully covered our quarterly dividend with net investment income,” said Armen Panossian, Chief Executive Officer and Chief Investment Officer of Oaktree Specialty Lending. “In light of the uncertain outlook, we remain disciplined in our underwriting and selective in deploying capital.”

Distribution Declaration

The Board of Directors declared a quarterly distribution of $0.40 per share, payable in cash on December 31, 2025 to stockholders of record on December 15, 2025.

Distributions are paid primarily from distributable (taxable) income. To the extent taxable earnings for a fiscal taxable year fall below the total amount of distributions for that fiscal year, a portion of those distributions may be deemed a return of capital to the Company’s stockholders.

Results of Operations

	For the three months ended			For the year ended
($ in thousands, except per share data)	September 30, 2025 (unaudited)	June 30, 2025 (unaudited)	September 30, 2024 (unaudited)	September 30, 2025	September 30, 2024
GAAP operating results:
Interest income	$69,716	$69,390	$83,626	$288,051	$346,249
PIK interest income	4,094	5,070	6,018	19,423	20,832
Fee income	2,122	286	3,897	5,829	9,210
Dividend income	1,383	525	1,144	3,498	5,374

Total investment income	77,315	75,271	94,685	316,801	381,665
Net expenses	41,249	41,734	49,764	163,300	206,613

Net investment income before taxes	36,066	33,537	44,921	153,501	175,052
(Provision) benefit for taxes on net investment income	(264)	(56)	—	(861)	—

Net investment income	35,802	33,481	44,921	152,640	175,052

Net realized and unrealized gains (losses), net of taxes	(11,224)	4,871	(8,008)	(118,720)	(117,147)

Net increase (decrease) in net assets resulting from operations	$24,578	$38,352	$36,913	$33,920	$57,905

Total investment income per common share	$0.88	$0.85	$1.15	$3.68	$4.75
Net investment income per common share	$0.41	$0.38	$0.55	$1.77	$2.18
Net realized and unrealized gains (losses), net of taxes per common share	$(0.13)	$0.06	$(0.10)	$(1.38)	$(1.46)
Earnings (loss) per common share — basic and diluted	$0.28	$0.44	$0.45	$0.39	$0.72
Non-GAAP Financial Measures[1]:
Adjusted total investment income	$76,866	$74,297	$95,000	$315,428	$385,927
Adjusted net investment income	$35,353	$32,507	$45,236	$151,267	$179,314
Adjusted net realized and unrealized gains (losses), net of taxes	$(10,849)	$5,730	$(8,322)	$(117,491)	$(120,579)
Adjusted earnings (loss)	$24,504	$38,237	$36,914	$33,776	$58,735
Adjusted total investment income per share	$0.87	$0.84	$1.16	$3.66	$4.80
Adjusted net investment income per share	$0.40	$0.37	$0.55	$1.76	$2.23
Adjusted net realized and unrealized gains (losses), net of taxes per share	$(0.12)	$0.07	$(0.10)	$(1.36)	$(1.50)
Adjusted earnings (loss) per share	$0.28	$0.43	$0.45	$0.39	$0.73

1 See Non-GAAP Financial Measures below for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company’s non-GAAP measures, including on a per share basis. The Company’s management uses these non-GAAP financial measures internally to analyze and evaluate financial results and performance and believes that these non-GAAP financial measures are useful to investors as an additional tool to evaluate ongoing results and trends for the Company and to review the Company’s performance without giving effect to non-cash income/gain/loss resulting from the merger of Oaktree Strategic Income Corporation (“OCSI”) with and into the Company in March 2021 (the “OCSI Merger”) and the merger of Oaktree Strategic Income II, Inc. (“OSI2”) with and into the Company in January 2023 (the “OSI2 Merger”) and, in the case of adjusted net investment income, without giving effect to capital gains incentive fees. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

	As of
($ in thousands, except per share data and ratios)	September 30, 2025	June 30, 2025 (unaudited)	September 30, 2024
Select balance sheet and other data:
Cash and cash equivalents	$79,630	$79,799	$63,966
Investment portfolio at fair value	2,847,782	2,809,377	3,021,279
Total debt outstanding (net of unamortized financing costs)	1,486,880	1,447,551	1,638,693
Net assets	1,465,813	1,476,469	1,487,811
Net asset value per share	16.64	16.76	18.09
Total debt to equity ratio	1.02x	0.99x	1.12x
Net debt to equity ratio	0.97x	0.93x	1.07x

Adjusted total investment income for the quarter ended September 30, 2025 was $76.9 million and included $69.3 million of interest income from portfolio investments, $4.1 million of payment-in-kind (“PIK”) interest income, $2.1 million of fee income and $1.4 million of dividend income. The $2.6 million quarterly increase in adjusted total investment income was primarily due to a $1.8 million increase in prepayment fees and a $0.9 million increase in dividend income.

Adjusted total investment income for the full year ended September 30, 2025 was $315.4 million and included $286.7 million of interest income from portfolio investments, $19.4 million of PIK interest income, $5.8 million of fee income and $3.5 million of dividend income. The $70.5 million year-over-year decline in adjusted total investment income was primarily due to a $65.2 million decrease in interest income, primarily attributable to lower reference rates and tightening spreads, a smaller average portfolio, the impact of certain investments being placed on non-accrual status, a $3.4 million decrease in fee income driven by lower prepayment and amendment fees and a $1.9 million decrease in dividend income primarily from the Company’s investment in SLF JV I.

Net expenses for the quarter ended September 30, 2025 totaled $41.2 million, down $0.5 million from the quarter ended June 30, 2025. The decrease for the quarter was primarily driven by $5.0 million of lower interest expense, which was due to (i) the one-time acceleration of deferred financing costs in the prior quarter in connection with both the termination of the Citibank credit facility and the amendment of the syndicated credit facility, (ii) lower average borrowings during the quarter, (iii) lower coupon interest and unused fees as a result of the termination of the Citibank credit facility and (iv) $0.4 million of lower operating expenses, partially offset by $4.8 million of higher Part I incentive fees (net of fees waived).

Net expenses for the full year ended September 30, 2025 totaled $163.3 million, down $43.3 million from the year ended September 30, 2024. The decrease for the year was primarily driven by $23.2 of lower Part I incentive fees (net of fees waived) as a result of Part I incentive fees waived by Oaktree during the year, $12.8 million of lower interest expense, which was due to (i) lower borrowings outstanding, (ii) lower reference rates and (iii) reduced interest rate margins in connection with the amendment of the Company’s syndicated credit facility. Also contributing to lower net expenses was $8.9 million of lower management fees (net of fees waived) due to the reduction in the annual rate effective July 1, 2024 and lower total assets. This was partially offset by $1.6 million of higher operating expenses.

Adjusted net investment income was $35.4 million ($0.40 per share) for the quarter ended September 30, 2025, which was up from $32.5 million ($0.37 per share) for the quarter ended June 30, 2025. The increase of $2.9 million primarily reflected $2.6 million of higher adjusted total investment income and $0.5 million of lower net expenses, offset by $0.2 million of higher income tax expense.

Adjusted net investment income was $151.3 million ($1.76 per share) for the full year ended September 30, 2025, which was down from $179.3 million ($2.23 per share) for the year ended September 30, 2024. The decline of $28.0 million primarily reflected $70.5 million of lower adjusted total investment income and $0.9 million of higher income tax expense, offset by $43.3 million of lower net expenses.

Adjusted net realized and unrealized losses, net of taxes, were $10.8 million for the quarter ended September 30, 2025, primarily reflecting realized and unrealized losses on certain debt and equity investments. Adjusted net realized and unrealized losses, net of taxes, were $117.5 million for the year ended September 30, 2025, primarily reflecting realized and unrealized losses on certain debt and equity investments.

Portfolio and Investment Activity

	As of

($ in thousands)	September 30, 2025 (unaudited)	June 30, 2025 (unaudited)	September 30, 2024 (unaudited)
Investments at fair value	$2,847,782	$2,809,377	$3,021,279
Number of portfolio companies	143	149	144
Average portfolio company debt size	$20,500	$19,400	$22,000

Asset class:
First lien debt	83.5%	81.1%	81.7%
Second lien debt	2.4%	2.3%	3.5%
Unsecured debt	3.2%	4.9%	3.6%
Equity	5.0%	5.5%	5.0%
JV interests	6.0%	6.2%	6.1%

Non-accrual debt investments:
Non-accrual investments at fair value	$80,689	$83,637	$114,292
Non-accrual investments at cost	181,361	181,660	140,748
Non-accrual investments as a percentage of debt investments at fair value	3.0%	3.2%	4.0%
Non-accrual investments as a percentage of debt investments at cost	6.5%	6.6%	4.9%
Number of investments on non-accrual	10	10	9

Interest rate type:
Percentage floating-rate	90.7%	90.9%	88.4%
Percentage fixed-rate	9.3%	9.1%	11.6%

Yields:
Weighted average yield on debt investments[1]	9.8%	10.1%	11.2%
Cash component of weighted average yield on debt investments	8.9%	9.1%	10.0%
Weighted average yield on total portfolio investments[2]	9.4%	9.6%	10.7%

Investment activity:
New investment commitments	$208,200	$147,200	$259,000
New funded investment activity[3]	$220,400	$143,300	$232,700
Proceeds from prepayments, exits, other paydowns and sales	$177,000	$249,400	$338,300
Net new investments[4]	$43,400	$(106,100)	$(105,600)
Number of new investment commitments in new portfolio companies	9	5	9
Number of new investment commitments in existing portfolio companies	10	6	10
Number of portfolio company exits	15	8	23

[1]

Annual stated yield earned plus net annual amortization of OID or premium earned on accruing investments, including the Company’s share of the return on debt investments in SLF JV I and Glick JV, and excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 (see Non-GAAP Financial Measures below) for the assets acquired in connection with the OCSI Merger and OSI2 Merger.

[2]

Annual stated yield earned plus net annual amortization of OID or premium earned on accruing investments and dividend income, including the Company’s share of the return on debt investments in SLF JV I and Glick JV, and excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 for the assets acquired in connection with the OCSI Merger and OSI2 Merger.

[3]	New funded investment activity includes drawdowns on existing revolver and delayed draw term loan commitments.
[4]	Net new investments consists of new funded investment activity less proceeds from prepayments, exits, other paydowns and sales.

As of September 30, 2025, the fair value of the investment portfolio was $2.8 billion and was composed of investments in 143 companies. These included debt investments in 124 companies, equity investments in 35 companies, and the Company’s joint venture investments in SLF JV I and OCSI Glick JV LLC (“Glick JV”). 18 of the equity investments were in companies in which the Company also had a debt investment.

As of September 30, 2025, 94.6% of the Company’s portfolio at fair value consisted of debt investments, including 83.5% of first lien loans, 2.4% of second lien loans and 8.7% of unsecured debt investments, including the debt investments in SLF JV I and Glick JV. This compared to 81.1% of first lien loans, 2.3% of second lien loans and 10.6% of unsecured debt investments, including the debt investments in SLF JV I and Glick JV, as of June 30, 2025.

As of September 30, 2025, there were ten investments on non-accrual status, which represented 6.5% and 3.0% of the debt portfolio at cost and fair value, respectively. As of June 30, 2025, there were ten investments on non-accrual status, which represented 6.6% and 3.2% of the debt portfolio at cost and fair value, respectively.

SLF JV I

The Company’s investments in SLF JV I totaled $124.6 million at fair value as of September 30, 2025, down 2.3% from $127.5 million as of June 30, 2025. The decrease was primarily driven by SLF JV I’s use of leverage and unrealized losses in the underlying investment portfolio.

As of September 30, 2025, SLF JV I had $447.4 million in assets, including senior secured loans to 72 portfolio companies. This compared to $358.0 million in assets, including senior secured loans to 52 portfolio companies, as of June 30, 2025. SLF JV I generated cash interest income of $3.3 million for the Company during the quarter ended September 30, 2025, flat from prior quarter. In addition, SLF JV I generated dividend income of $0.5 million for the Company during the quarter ended September 30, 2025, flat from prior quarter. As of September 30, 2025, SLF JV I had $17.5 million of undrawn capacity (subject to borrowing base and other limitations) on its $270 million senior revolving credit facility, and its debt to equity ratio was 1.8x.

Glick JV

The Company’s investments in Glick JV totaled $46.1 million at fair value as of September 30, 2025, down 2.1% from $47.1 million as of June 30, 2025. The decrease was primarily driven by Glick JV’s use of leverage and unrealized losses in the underlying investment portfolio.

As of September 30, 2025, Glick JV had $149.1 million in assets, including senior secured loans to 57 portfolio companies. This compared to $128.5 million in assets, including senior secured loans to 42 portfolio companies, as of June 30, 2025. Glick JV generated cash interest income of $1.3 million for the Company during the quarter ended September 30, 2025, flat from the prior quarter. As of September 30, 2025, Glick JV had $19.5 million of undrawn capacity (subject to borrowing base and other limitations) on its $100 million senior revolving credit facility, and its debt to equity ratio was 1.5x.

Liquidity and Capital Resources

As of September 30, 2025, the Company had total principal value of debt outstanding of $1,495.0 million, including $545.0 million of outstanding borrowings under its revolving credit facility and $950.0 million of unsecured notes payable. The funding mix was composed of 36% secured and 64% unsecured borrowings as of September 30, 2025. The Company was in compliance with all financial covenants under its syndicated credit facility as of September 30, 2025.

As of September 30, 2025, the Company had $79.6 million of unrestricted cash and cash equivalents and $615.0 million of undrawn capacity on its credit facility (subject to borrowing base and other limitations). As of September 30, 2025, unfunded investment commitments were $286.0 million, or $258.9 million excluding unfunded commitments to the Company’s joint ventures. Of the $258.9 million, approximately $246.9 million could be drawn immediately with the remaining amount subject to certain milestones that must be met by portfolio companies or other restrictions. The Company has analyzed cash and cash equivalents, availability under its credit facilities, the ability to rotate out of certain assets and amounts of unfunded commitments that could be drawn and believes its liquidity and capital resources are sufficient to invest in market opportunities as they arise.

As of September 30, 2025, the weighted average interest rate on debt outstanding, including the effect of the interest rate swap agreements was 6.5%, down from 6.6% as of June 30, 2025, primarily driven by lower reference rates.

The Company’s total debt to equity ratio was 1.02x and 0.99x as of September 30, 2025 and June 30, 2025, respectively. The Company’s net debt to equity ratio was 0.97x and 0.93x as of September 30, 2025 and June 30, 2025, respectively.

Non-GAAP Financial Measures

On a supplemental basis, the Company is disclosing certain adjusted financial measures, each of which is calculated and presented on a basis of methodology other than in accordance with GAAP (“non-GAAP”). The Company’s management uses these non-GAAP financial measures internally to analyze and evaluate financial results and performance and believes that these non-GAAP financial measures are useful to investors as an additional tool to evaluate ongoing results and trends for the Company and to review the Company’s performance without giving effect to non-cash income/gain/loss resulting from the OCSI Merger and the OSI2 Merger and in the case of adjusted net investment income, without giving effect to capital gains incentive fees. The presentation of the below non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

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“Adjusted Total Investment Income” and “Adjusted Total Investment Income Per Share” – represents total investment income excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OCSI Merger and the OSI2 Merger.

•

“Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share” – represents net investment income, excluding (i) any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OCSI Merger and the OSI2 Merger and (ii) capital gains incentive fees (“Part II incentive fees”).

•

“Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes” and “Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes Per Share” – represents net realized and unrealized gains (losses) net of taxes excluding any net realized and unrealized gains (losses) resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OCSI Merger and the OSI2 Merger.

•

“Adjusted Earnings (Loss)” and “Adjusted Earnings (Loss) Per Share” – represents the sum of (i) Adjusted Net Investment Income and (ii) Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes and includes the impact of Part II incentive fees[1], if any.

The OCSI Merger and the OSI2 Merger (the “Mergers”) were accounted for as asset acquisitions in accordance with the asset acquisition method of accounting as detailed in ASC 805-50, Business Combinations—Related Issues (“ASC 805”). The consideration paid to each of the stockholders of OCSI and OSI2 were allocated to the individual assets acquired and liabilities assumed based on the relative fair values of the net identifiable assets acquired other than “non-qualifying” assets, which established a new cost basis for the acquired investments under ASC 805 that, in aggregate, was different than the historical cost basis of the acquired investments prior to the OCSI Merger or the OSI2 Merger, as applicable. Additionally, immediately following the completion of the Mergers, the acquired investments were marked to their respective fair values under ASC 820, Fair Value Measurements, which resulted in unrealized appreciation/depreciation. The new cost basis established by ASC 805 on debt investments acquired will accrete/amortize over the life of each respective debt investment through interest income, with a corresponding adjustment recorded to unrealized appreciation/depreciation on such investment acquired through its ultimate disposition. The new cost basis established by ASC 805 on equity investments acquired will not accrete/amortize over the life of such investments through interest income and, assuming no subsequent change to the fair value of the equity investments acquired and disposition of such equity investments at fair value, the Company will recognize a realized gain/loss with a corresponding reversal of the unrealized appreciation/depreciation on disposition of such equity investments acquired.

The Company’s management uses the non-GAAP financial measures described above internally to analyze and evaluate financial results and performance and to compare its financial results with those of other business development companies that have not adjusted the cost basis of certain investments pursuant to ASC 805. The Company’s management believes “Adjusted Total Investment Income”, “Adjusted Total Investment Income Per Share”, “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share” are useful to investors as an additional tool to evaluate ongoing results and trends for the Company without giving effect to the income resulting from the new cost basis of the investments acquired in the Mergers because these amounts do not impact the fees payable to Oaktree Fund Advisors, LLC (the “Adviser”) under its investment advisory agreement (as amended and restated from time to time, the “A&R Advisory Agreement”), and specifically as its relates to “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share”, without giving effect to Part II incentive fees. In addition, the Company’s management believes that “Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes”, “Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes Per Share”, “Adjusted Earnings (Loss)” and “Adjusted Earnings (Loss) Per Share” are useful to investors as they exclude the non-cash income and gain/loss resulting from the Mergers and are used by management to evaluate the economic earnings of its investment portfolio. Moreover, these metrics more closely align the Company’s key financial measures with the calculation

[1]

Adjusted earnings (loss) includes accrued Part II incentive fees. As of and for the three months ended September 30, 2025, there was no accrued Part II incentive fee liability. Part II incentive fees are contractually calculated and paid at the end of the fiscal year in accordance with the A&R Advisory Agreement, which differs from Part II incentive fees accrued under GAAP. For the year ended September 30, 2025, no amounts were payable under the A&R Advisory Agreement.

of incentive fees payable to the Adviser under with the A&R Advisory Agreement (i.e., excluding amounts resulting solely from the lower cost basis of the acquired investments established by ASC 805 that would have been to the benefit of the Adviser absent such exclusion).

The following table provides a reconciliation of total investment income (the most comparable U.S. GAAP measure) to adjusted total investment income for the periods presented:

	For the three months ended						For the year ended
	September 30, 2025 (unaudited)		June 30, 2025 (unaudited)		September 30, 2024 (unaudited)		September 30, 2025		September 30, 2024
($ in thousands, except per share data)	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
GAAP total investment income	$77,315	$0.88	$75,271	$0.85	$94,685	$1.15	$316,801	$3.68	$381,665	$4.75
Interest income amortization (accretion) related to merger accounting adjustments	(449)	(0.01)	(974)	(0.01)	315	—	(1,373)	(0.02)	4,262	0.05

Adjusted total investment income	$76,866	$0.87	$74,297	$0.84	$95,000	$1.16	$315,428	$3.66	$385,927	$4.80

The following table provides a reconciliation of net investment income (the most comparable U.S. GAAP measure) to adjusted net investment income for the periods presented:

	For the three months ended						For the year ended
	September 30, 2025 (unaudited)		June 30, 2025 (unaudited)		September 30, 2024 (unaudited)		September 30, 2025		September 30, 2024
($ in thousands, except per share data)	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
GAAP net investment income	$35,802	$0.41	$33,481	$0.38	$44,921	$0.55	$152,640	$1.77	$175,052	$2.18
Interest income amortization (accretion) related to merger accounting adjustments	(449)	(0.01)	(974)	(0.01)	315	—	(1,373)	(0.02)	4,262	0.05
Part II incentive fee	—	—	—	—	—	—	—	—	—	—

Adjusted net investment income	$35,353	$0.40	$32,507	$0.37	$45,236	$0.55	$151,267	$1.76	$179,314	$2.23

The following table provides a reconciliation of net realized and unrealized gains (losses), net of taxes (the most comparable U.S. GAAP measure) to adjusted net realized and unrealized gains (losses), net of taxes for the periods presented:

	For the three months ended						For the year ended
	September 30, 2025 (unaudited)		June 30, 2025 (unaudited)		September 30, 2024 (unaudited)		September 30, 2025		September 30, 2024
($ in thousands, except per share data)	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
GAAP net realized and unrealized gains (losses), net of taxes	$(11,224)	$(0.13)	$4,871	$0.06	$(8,008)	$(0.10)	$(118,720)	$(1.38)	$(117,147)	$(1.46)
Net realized and unrealized gains (losses) related to merger accounting adjustments	375	—	859	0.01	(314)	—	1,229	0.01	(3,432)	(0.04)

Adjusted net realized and unrealized gains (losses), net of taxes	$(10,849)	$(0.12)	$5,730	$0.07	$(8,322)	$(0.10)	$(117,491)	$(1.36)	$(120,579)	$(1.50)

The following table provides a reconciliation of net increase (decrease) in net assets resulting from operations (the most comparable U.S. GAAP measure) to adjusted earnings (loss) for the periods presented:

	For the three months ended						For the year ended
	September 30, 2025 (unaudited)		June 30, 2025 (unaudited)		September 30, 2024 (unaudited)		September 30, 2025		September 30, 2024
($ in thousands, except per share data)	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net increase (decrease) in net assets resulting from operations	$24,578	$0.28	$38,352	$0.44	$36,913	$0.45	$33,920	$0.39	$57,905	$0.72
Interest income amortization (accretion) related to merger accounting adjustments	(449)	(0.01)	(974)	(0.01)	315	—	(1,373)	(0.02)	4,262	0.05
Net realized and unrealized gains (losses) related to merger accounting adjustments	375	—	859	0.01	(314)	—	1,229	0.01	(3,432)	(0.04)

Adjusted earnings (loss)	$24,504	$0.28	$38,237	$0.43	$36,914	$0.45	$33,776	$0.39	$58,735	$0.73

Conference Call Information

Oaktree Specialty Lending will host a conference call to discuss its fourth fiscal quarter and full year ended September 30, 2025 results at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on November 18, 2025. The conference call may be accessed by dialing (800) 715-9871 (U.S. callers) or +1 (646) 307-1963 (non-U.S. callers). All callers will need to reference “Oaktree Specialty Lending” once connected with the operator. Alternatively, a live webcast of the conference call can be accessed through the Investors section of Oaktree Specialty Lending’s website, www.oaktreespecialtylending.com. During the conference call, the Company intends to refer to an investor presentation that will be available on the Investors section of its website.

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available on Oaktree Specialty Lending’s website, or by dialing (800) 770-2030 (U.S. callers) or +1 (647) 362-9199 (non-U.S. callers), access code 3778298, beginning approximately one hour after the broadcast.

About Oaktree Specialty Lending Corporation

Oaktree Specialty Lending Corporation (NASDAQ:OCSL) is a specialty finance company dedicated to providing customized one-stop credit solutions to companies with limited access to public or syndicated capital markets. The Company’s investment objective is to generate current income and capital appreciation by providing companies with flexible and innovative financing solutions including first and second lien loans, unsecured and mezzanine loans, and preferred equity. The Company is regulated as a business development company under the Investment Company Act of 1940, as amended, and is externally managed by Oaktree Fund Advisors, LLC, an affiliate of Oaktree Capital Management, L.P. For additional information, please visit Oaktree Specialty Lending’s website at www.oaktreespecialtylending.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: future operating results of the Company and distribution projections; business prospects of the Company and the prospects of its portfolio companies; and the impact of the investments that the Company expects to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) changes or potential disruptions in the Company’s operations, the economy, financial markets or political environment, including those caused by tariffs and trade disputes with other countries, inflation and an elevated interest rate environment; (ii) risks associated with possible disruption in the operations of the Company, the operations of its portfolio companies or the economy generally due to terrorism, war or other geopolitical conflict, natural disasters, pandemics or cybersecurity incidents; (iii) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in the Company’s operating areas, particularly with respect to business development companies or regulated investment companies; and (iv) other considerations that may be disclosed from time to time in the Company’s publicly disseminated documents and filings. The Company has based the forward-looking statements included in this press release on information available to it on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that the Company in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investor Relations:

Oaktree Specialty Lending Corporation

Clark Koury

(213) 830-6222

ocsl-ir@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com

Oaktree Specialty Lending Corporation

Consolidated Statements of Assets and Liabilities

(in thousands, except per share amounts)

	September 30, 2025	June 30, 2025 (unaudited)	September 30, 2024
ASSETS
Investments at fair value:
Control investments (cost September 30, 2025: $377,709; cost June 30, 2025: $377,134; cost September 30, 2024: $372,901)	$227,748	$230,697	$289,404
Affiliate investments (cost September 30, 2025: $58,344; cost June 30, 2025: $59,044; cost September 30, 2024: $38,175)	54,999	55,978	35,677
Non-control/Non-affiliate investments (cost September 30, 2025: $2,639,069; cost June 30, 2025: $2,576,411; cost September 30, 2024: $2,733,843)	2,565,035	2,522,702	2,696,198

Total investments at fair value (cost September 30, 2025: $3,075,122; cost June 30, 2025: $3,012,589; September 30, 2024: $3,144,919)	2,847,782	2,809,377	3,021,279
Cash and cash equivalents	79,630	79,799	63,966
Restricted cash	—	—	14,577
Interest, dividends and fees receivable	31,868	23,330	38,804
Due from portfolio companies	3,186	297	12,530
Receivables from unsettled transactions	4,949	10,969	17,548
Due from broker	15,550	15,550	17,060
Deferred financing costs	9,675	10,234	11,677
Deferred offering costs	143	161	125
Derivative assets at fair value	8,713	7,910	—
Other assets	1,495	6,585	775

Total assets	$3,002,991	$2,964,212	$3,198,341

LIABILITIES AND NET ASSETS
Liabilities:
Accounts payable, accrued expenses and other liabilities	$1,538	$891	$3,492
Base management fee and incentive fee payable	12,515	7,603	15,517
Due to affiliate	1,569	2,381	4,088
Interest payable	12,067	12,246	16,231
Payables from unsettled transactions	15,011	—	15,666
Derivative liabilities at fair value	7,329	16,802	16,843
Deferred tax liability	269	269	—
Credit facilities payable	545,000	510,000	710,000
Unsecured notes payable (net of $6,561, $7,097 and $4,935 of unamortized financing costs as of September 30, 2025, June 30, 2025 and September 30, 2024, respectively)	941,880	937,551	928,693

Total liabilities	1,537,178	1,487,743	1,710,530

Commitments and contingencies
Net assets:
Common stock, $0.01 par value per share, 250,000 shares authorized; 88,086, 88,086 and 82,245 shares issued and outstanding as of September 30, 2025, June 30, 2025 and September 30, 2024, respectively	881	881	822
Additional paid-in-capital	2,350,075	2,367,337	2,264,449
Accumulated overdistributed earnings	(885,143)	(891,749)	(777,460)

Total net assets (equivalent to $16.64, $16.76 and $18.09 per common share as of September 30, 2025, June 30, 2025 and September 30, 2024, respectively)	1,465,813	1,476,469	1,487,811

Total liabilities and net assets	$3,002,991	$2,964,212	$3,198,341

Oaktree Specialty Lending Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three months ended September 30, 2025 (unaudited)	Three months ended June 30, 2025 (unaudited)	Three months ended September 30, 2024 (unaudited)	Year ended September 30, 2025	Year ended September 30, 2024
Interest income:
Control investments	$5,009	$5,165	$6,012	$20,284	$23,890
Affiliate investments	618	277	159	1,220	685
Non-control/Non-affiliate investments	63,222	62,441	76,476	261,387	315,681
Interest on cash and cash equivalents	867	1,507	979	5,160	5,993

Total interest income	69,716	69,390	83,626	288,051	346,249

PIK interest income:
Control investments	—	—	765	830	2,584
Affiliate investments	28	28	45	111	56
Non-control/Non-affiliate investments	4,066	5,042	5,208	18,482	18,192

Total PIK interest income	4,094	5,070	6,018	19,423	20,832

Fee income:
Control investments	—	—	12	—	51
Affiliate investments	—	—	—	—	5
Non-control/Non-affiliate investments	2,122	286	3,885	5,829	9,154

Total fee income	2,122	286	3,897	5,829	9,210

Dividend income:
Control investments	525	525	1,050	2,450	5,250
Non-control/Non-affiliate investments	30	—	94	220	124
Non-control/Non-affiliate investments - PIK	828	—	—	828	—

Total dividend income	1,383	525	1,144	3,498	5,374

Total investment income	77,315	75,271	94,685	316,801	381,665

Expenses:
Base management fee	7,309	7,195	8,550	30,163	43,412
Part I incentive fee	7,103	5,767	8,943	27,516	34,764
Professional fees	1,244	1,388	862	4,926	4,670
Directors fees	160	160	160	640	640
Interest expense	26,031	31,061	32,058	115,845	128,622
Administrator expense	600	525	465	1,950	1,548
General and administrative expenses	699	997	704	3,559	2,645

Total expenses	43,146	47,093	51,742	184,599	216,301
Management fees waived	—	—	(750)	(933)	(5,250)
Part I incentive fees waived	(1,897)	(5,359)	(1,228)	(20,366)	(4,438)

Net expenses	41,249	41,734	49,764	163,300	206,613

Net investment income before taxes	36,066	33,537	44,921	153,501	175,052
(Provision) benefit for taxes on net investment income	(264)	(56)	—	(861)	—

Net investment income	35,802	33,481	44,921	152,640	175,052

Unrealized appreciation (depreciation):
Control investments	(3,524)	(2,024)	(12,909)	(66,464)	(35,343)
Affiliate investments	(279)	(246)	207	(847)	(949)
Non-control/Non-affiliate investments	(21,044)	18,905	60,159	(38,312)	64,145
Foreign currency forward contracts	6,683	1,937	(4,278)	4,394	(8,752)

Net unrealized appreciation (depreciation)	(18,164)	18,572	43,179	(101,229)	19,101

Realized gains (losses):
Control investments	(1)	—	—	12	786
Affiliate investments	1	145	—	191	—
Non-control/Non-affiliate investments	10,655	1,705	(50,349)	(6,243)	(138,285)
Foreign currency forward contracts	(3,715)	(15,282)	(1,499)	(11,057)	1,143

Net realized gains (losses)	6,940	(13,432)	(51,848)	(17,097)	(136,356)

(Provision) benefit for taxes on realized and unrealized gains (losses)	—	(269)	661	(394)	108

Net realized and unrealized gains (losses), net of taxes	(11,224)	4,871	(8,008)	(118,720)	(117,147)

Net increase (decrease) in net assets resulting from operations	$24,578	$38,352	$36,913	$33,920	$57,905

Net investment income per common share — basic and diluted	$0.41	$0.38	$0.55	$1.77	$2.18
Earnings (loss) per common share — basic and diluted	$0.28	$0.44	$0.45	$0.39	$0.72
Weighted average common shares outstanding — basic and diluted	88,086	88,086	82,245	86,079	80,418